UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 30, 2019

SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001- 36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5770 Armada Drive, Carlsbad, California		92008
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 727-8399
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2019, we entered into an amendment to our employment agreement with Keith Valentine, our chief executive officer. In addition to making clarifying changes to certain terms of the employment agreement, the amendment extends Mr. Valentine’s employment with us through the date his employment is terminated. Absent the amendment, his employment with us under the employment agreement would have terminated on May 1, 2019. Mr. Valentine’s employment with us remains “at-will” and may be terminated by either us or Mr. Valentine, with or without cause. A description of the terms of Mr. Valentine’s employment agreement is in our proxy statement dated April 17, 2019, which was filed with the Securities and Exchange Commission on April 17, 2019.
The foregoing summary of the terms of the amendment to Mr. Valentine’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Amendment to Employment Agreement entered into effective as of April 30, 2019 by and between SeaSpine Holdings Corporation, SeaSpine Orthopedics Corporation, and Keith Valentine

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaSpine Holdings Corporation

		By:	/s/ Patrick Keran
Name: Patrick Keran
Title: Vice President, General Counsel

Date:	April 30, 2019